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                                  EXHIBIT 4.9

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This Amendment No. 1 to Credit Agreement (the "Amendment") is dated as of January 21, 2000 and is made by and among ARCH COAL, INC., a Delaware corporation (the "Borrower"), the LENDERS party to the Credit Agreement (as hereinafter defined), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, in its capacity as Syndication Agent, FIRST UNION NATIONAL BANK, in its capacity as Documentation Agent and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the Syndication Agent, Documentation Agent and Administrative Agent are hereinafter collectively referred to as the "Agents").

     WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of June 1, 1998 (the "Credit Agreement"), pursuant to which the Lenders provided a $600,000,000 revolving credit facility and a $300,000,000 term loan facility to the Borrower (the outstanding amount of such term loan facility as of the date hereof being $135,000,000); and

     WHEREAS, the Borrower, the Lenders and the Agents desire to amend the Credit Agreement as hereinafter provided.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

     1.   Definitions.

          Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended by this Amendment.

     2.   Amendments to Credit Agreement.

          (a) Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended by the addition of the following new definitions:

               "Apogee Synthetic Lease shall mean the lease dated as of January 15, 1998 among Apogee Coal Company, Catenary Coal Company, Hobet Mining, Inc., collectively as Lessees, First Security Bank, National Association, as Lessor, and certain other Persons listed therein, as Certificate Purchasers, as amended by the Omnibus Amendment Agreement, dated as of June 1, 1998."

               "Collateral shall mean the Pledged Collateral, the UCC Collateral, the Intellectual Property Collateral and the Real Property."

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               "Collateral Documents shall mean collectively, the Indemnity
Agreements, the Mortgages, the Pledge Agreements, the Security Agreements, the Patent, Trademark and Copyright Assignments, the Intercreditor Agreements and each other agreement providing for a security interest in and/or lien on the Collateral."

               "Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws."

               "Environmental Condition shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface, water groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any owned or leased real property of the Borrower or any Subsidiary."

               "First Amendment Effective Date shall mean January 21, 2000, which is the effective date of Amendment No. 1 to the Credit Agreement."

               "Hobet Dragline Lease shall mean the lease dated as of March 1, 1983, between Kanawha Valley Bank, N.A., as Owner Trustee, Lessor, and Hobet Mining & Construction Co., Inc., as Lessee, as amended through the Sixth Amendment thereto, dated as of June 1, 1998."

               "Indemnity Agreements shall mean collectively the Indemnity Agreements with respect to the Real Property subject to a Mortgage, in form and substance acceptable to the Administrative Agent, executed and delivered by each of the applicable Loan Parties to the Administrative Agent for the benefit of the Lenders, and Indemnity Agreement shall mean any of the Indemnity Agreements."

               "Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Assignments."

               "Intercreditor Agreements shall mean collectively the Intercreditor Agreements in form and substance acceptable to the Administrative Agent, and Intercreditor Agreement shall mean any of the Intercreditor Agreements."

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               "Mortgages shall mean collectively all of the mortgages and leasehold mortgages in form and substance acceptable to the Administrative Agent, with respect to certain Real Property of the Borrower and its Significant Subsidiaries, executed and delivered by Borrower and each other applicable Loan Party to the Administrative Agent for the benefit of the Lenders, and Mortgage shall mean any of the Mortgages."

               "Patent, Trademark and Copyright Assignments shall mean collectively the Patent, Trademark and Copyright Collateral Assignments in form and substance acceptable to the Administrative Agent, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders, and Patent Trademark and Copyright Assignment shall mean any of the Patent Trademark and Copyright Assignments."

               "Pledge Agreements shall mean collectively the Pledge Agreements in form and substance acceptable to the Administrative Agent, as executed and delivered by the applicable Loan Parties to the Administrative Agent for the benefit of the Lenders, and Pledge Agreement shall mean any of the Pledge Agreements."

               "Pledged Collateral shall mean the property of the applicable Loan Parties in which security interests are to be granted under the Pledge Agreements."

               "Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or, in the case of the UCC Collateral, Purchase Money Security Interests as permitted hereunder."

               "Real Property shall mean the real estate owned or leased by certain of the Loan Parties, which is encumbered by the Mortgages."

               "Security Agreements shall mean collectively the Security Agreements in form and substance acceptable to the Administrative Agent, executed and delivered by each of the applicable Loan Parties to the Administrative Agent for the benefit of the Lenders and Security Agreement shall mean any of the Security Agreements."

               "Subordination Agreement shall mean the Subordination Agreement (Intercompany) in form and substance acceptable to the Administrative Agent executed and delivered by each Loan Party to the Administrative Agent for the benefit of the Lenders."

               "UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreements."

               "Uniform Commercial Code shall have the meaning assigned to that term in Section 5.1.24."

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          (b) The definitions of Base Net Worth, Guaranty Agreement and Loan
Documents contained in Section 1.1 [Certain Definitions] of the Credit Agreement are hereby amended and restated in their entirety as follows:

               "Base Net Worth shall mean the sum of $163,000,000, plus 50% of consolidated net income of the Borrower and its Subsidiaries (before the after-tax effect of changes in accounting principles) for each fiscal quarter in which net income was earned plus 80% of the net increase in Consolidated Tangible Net Worth resulting from the issuance of any equity securities by the Borrower, for the period from January 1, 2000 through the date of determination. In no event shall Base Net Worth be reduced on account of a consolidated net loss for any fiscal period."

               "Guaranty Agreement shall mean the continuing Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders, as such agreement may be amended, restated, supplemented or replaced from time to, with such amendment, restatement, supplement or replacement to be in form and substance satisfactory to the Administrative Agent."

               "Loan Documents shall mean this Agreement, the Administrative Agent's Letter, the Guaranty Agreement, the Notes, the Pledge Agreements, the Mortgages, the Security Agreements, the Indemnity Agreements, the Intercreditor Agreements, the Patent, Trademark and Copyright Assignment, Subordination Agreement, and any other instruments, certificates or documents delivered or contemplated to the delivered hereunder or thereunder or in connection herewith or therewith as the same may be supplemented, amended, modified, restated or replaced from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents."


          (c) Section 4.4.5 [Mandatory Prepayment Upon Issuance of Certain Debt and Certain Equity] is hereby amended and restated in its entirety as follows:

               "4.4.5 Mandatory Prepayment Upon Issuance of Certain Debt and Certain Equity; Mandatory Reduction of Revolving Credit Commitments.

               Within five (5) Business Days of the issuance by the Borrower or any Subsidiary of the Borrower (other than Excluded Subsidiaries), of any debt or equity securities for cash proceeds (including any hybrid equity securities), the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to 100% of the Net Cash Proceeds of any debt securities and equal to 50% of the Net Cash Proceeds of any equity securities (each a "Mandatory Prepayment"). Each Mandatory Prepayment first shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the

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inverse order of scheduled maturities and second to the payment of the principal amount of the Revolving Credit Loans (with the Revolving Credit Commitments automatically and permanently reduced simultaneously with and in an amount equal to the amount of Revolving Credit Loans prepaid), provided, however that the Revolving Credit Commitments shall not be required to be reduced below $150,000,000 with respect to prepayments pursuant to this Section 4.4.5. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.5.2 [Indemnity]. If the Borrower's senior unsecured long-term debt, on a consolidated basis, is rated Investment Grade, then at any time thereafter when the Borrower issues debt or equity securities if the senior unsecured long-term debt of the Borrower is rated, as of the date of issuance of such debt or equity securities, by either Moody's at Baa3 or better or Standard
& Poor's at BBB- or better, no Mandatory Prepayment pursuant to this Section
4.4.5 will be required to be made."

          (d) Section 4.4.6 [Mandatory Prepayment Upon Sale of Assets.] is hereby amended and restated in its entirety as follows:

               "4.4.6 Mandatory Prepayment Upon Sale of Assets, Mandatory Reduction of Revolving Credit Commitments.

               Within five (5) Business Days of any sale of assets by any member of the Arch Coal Group authorized by Section 7.2.4(v) [Disposition of Assets or Subsidiaries], the Borrower shall make a mandatory prepayment in an amount equal to the Net Cash Proceeds of such sale (as estimated in good faith by the Borrower), with such prepayment to be applied first, to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities and second to the payment of the principal amount of the Revolving Credit Loans (with the Revolving Credit Commitments automatically and permanently reduced simultaneously with and in an amount equal to the amount of Revolving Credit Loans prepaid), in either case, together with accrued interest on such principal amount, provided, however that the Revolving Credit Commitments shall not be required to be reduced below $150,000,000 with respect to prepayments pursuant to this Section 4.4.6.. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.5.2 [Indemnity]. If the Borrower's senior unsecured long-term debt, on a consolidated basis, is rated Investment Grade, then at any time thereafter when any member of the Arch Coal Group sells assets in accordance with Section 7.2.4(v), if the senior unsecured long-term debt of the Borrower is rated, as of the date of such asset sale, by either Moody's at Baa3 or better or by Standards & Poor's at BBB- or better, no prepayment pursuant to this Section 4.4.6 will be required to be made."

          (e) The first sentence of Section 5.1.6 [Litigation] is hereby amended and restated in its entirety as follows:

               "Except as set forth on Schedule 5.1.6, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against

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such Loan Party or any Subsidiary of such Loan Party at law or equity before any
Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change."

          (f) The second sentence of clause (ii)(a) [Accuracy of Financial Statements] of Section 5.1.7 [Financial Statements] is hereby amended and restated in its entirety as follows:

               "Since December 31, 1997, no Material Adverse Change has occurred, except as set forth on Schedule 5.1.7."

          (g) Section 5.1.18 [Environmental Matters] is hereby amended and restated in its entirety as follows:

               "5.1.18  Environmental Matters.

               Except as set forth on Schedule 5.1.18:

               (a) the Loan Parties and their Subsidiaries are and have been in substantial compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change;

               (b) neither any property of any Loan Party or any Subsidiary of any Loan Party nor their respective operations conducted thereon violates any order of any court of governmental authority made pursuant to Environmental Laws except for noncompliance with respect thereto which could not reasonably be expected to result in a Material Adverse Change;

               (c) there are no threatened or pending Environmental Claims against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change; and

               (d) neither any Loan Party nor any Subsidiary of any Loan Party has received any notice from any governmental or regulatory authority regarding actual or contingent liability in connection with any release or threatened release of any Hazardous Substance into the environment which actual or contingent liability could reasonably be expected to result in a Material Adverse Change."

          (h) The following new Sections 5.1.23 through 5.1.27 are hereby added to Section 5 [Representations and Warranties] of the Credit Agreement:

               "5.1.23  Patents, Trademarks, Copyrights, Licenses, Etc.

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               Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations and franchises necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations and franchises of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 5.1.23.

               5.1.24  Security Interests.

               The Liens and security interests granted to the Administrative Agent for the benefit of the Lenders pursuant to the Patent, Trademark and Copyright Assignment, the Pledge Agreements and the Security Agreements in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Patent, Trademark and Copyright Assignment, the Pledge Agreements and the Security Agreements, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements or within not less than six months prior to such other longer anniversary date in any jurisdiction (and the Borrower shall notify the Administrative Agent, in writing if such anniversary date is other than five years). All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

               5.1.25  Mortgage Liens.

               The Liens granted to the Administrative Agent for the benefit of the Lenders pursuant to the Mortgages constitute valid first priority Liens under applicable law. All such action as will be necessary or advisable to establish such Liens of the Administrative Agent and their priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgages no necessity for any further action in order to protect, preserve and continue such Liens and such priority, except for the approval of the U.S. Bureau of Land Management necessary for the Lenders to exercise their rights and remedies under the Mortgage for the Thundercloud property.

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               5.1.26  Status of Pledged Collateral.

               All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreements are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreements and except as the right of the Lenders to dispose of the shares of capital stock, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the SEC thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule
5.1.26. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent.

               5.1.27  Maintenance of Patents and Trademarks

               Except as set forth on Schedule 5.1.27, each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and franchises necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change."

          (i) Section 7.1.3 [Maintenance of Insurance] is hereby amended and restated in its entirety as follows:

               "7.1.3  Maintenance of Insurance.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on each anniversary of the Closing Date and such other date as the Administrative Agent shall reasonably request an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in

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force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements required by the provisions of the Collateral Documents and shall be in form and substance acceptable to the Administrative Agent, including, without limitation, specifying the Collateral Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. If no Event of Default exists, any monies received by the Loan Parties constituting insurance proceeds or condemnation proceeds (pursuant to the Mortgages) may, at the option of the Borrower (i) be applied by the Borrower to the payment of the Loans in such manner as the Borrower may reasonably determine, or (ii) be disbursed for the repair or restoration of such property and/or replacement with other operating assets. If an Event of Default exists, any monies received by the Loan Parties or the Administrative Agent constituting insurance proceeds or condemnation proceeds (pursuant to the Mortgages) may, at the option of the Administrative Agent, (i) be applied by the Administrative Agent to the payment of the Loans in such manner as the Administrative Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received."

          (j) Section 7.1 [Affirmative Covenants] is hereby amended to add the following new Sections 7.1.12 through 7.1.14:

               "7.1.12  Execution and Delivery of Collateral Documents.

               The Borrower shall, and shall cause each of its Significant Subsidiaries to use its best efforts to complete the following on or before March 17, 2000, but if after so endeavoring such matters are not completed by March 17, 2000, the Borrower shall, and shall cause each of its Significant Subsidiaries to complete the following as promptly as possible thereafter, but no later than May 17, 2000:

               (a) grant to the Collateral Agent for the benefit of the Lenders a Prior Security Interest in the accounts receivable, inventory and the material patents, trademarks and copyrights of the Borrower and each Significant Subsidiary (other than a pledge of such assets of Apogee Coal Company, a Delaware corporation), and in the equity interests of the Subsidiaries of the Borrower set forth on Schedule 7.1.12, including, without limitation, by executing a Security Agreement, a Pledge Agreement, the Subordination Agreement, and a Patent, Trademark and Copyright Assignment;

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               (b) cause the Borrower to grant to the Collateral Agent for the benefit of the Lenders a Prior Security Interest in all of the outstanding capital stock of AWAC, including, without limitation, by executing a Pledge Agreement;

               (c) as applicable, execute and deliver Mortgages on a first priority perfected basis and Indemnity Agreements, with respect to the Real Property set forth on Schedule 7.1.12 hereto;

               (d) execute and deliver Intercreditor Agreements (i) required by any other creditor of the Borrower or any of its Significant Subsidiaries under the Apogee Synthetic Lease and the Hobet Dragline Lease, (ii) to the extent necessary for the Borrower and its Significant Subsidiaries to provide the Collateral to the Collateral Agent in accordance with the requirements of this
Section 7.1.12, and (iii) necessary to share the Collateral on a pro-rata, pari passu basis with any lender entering into, on a secured basis, any interest rate swap or similar transaction with the Borrower or any Significant Subsidiary of the Borrower;

               (e) amend, restate, ratify and confirm the Guaranty Agreement to which such Significant Subsidiary is a party to give effect to the Prior Security Interest of the Collateral Agent for the benefit of the Lenders in the Collateral pursuant to the Collateral Documents;

               (f) provide such UCC, lien, judgment, and tax lien searches with respect to the properties and assets of the Borrower and its Significant Subsidiaries as the Administrative Agent may request, all at the expense of the Borrower, with all such searches and the results thereof to be in scope, form and substance satisfactory to the Administrative Agent;

               (g) in connection with the granting of the liens and security interests under the Collateral Documents and the execution, delivery and performance of the Intercreditor Agreements, provide such opinions of counsel as the Administrative Agent may request, with such opinions to be satisfactory in form and substance to the Administrative Agent;

               (h) deliver to the Administrative Agent copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Lenders on the Collateral or other satisfactory evidence of such recordation and filing, together with evidence in a form acceptable to the Administrative Agent that such Lien constitutes a Prior Security Interest for the benefit of the Lenders and, in the case of the Mortgages, a valid and perfected first priority Lien;

               (i) deliver to the Administrative Agent copies of all consents and approvals of third parties or any Official Body required for the Borrower and its Significant Subsidiaries to grant the Liens and security interests required by this Section 7.1.12, other than approvals and consents from the U.S. Bureau of Land Management necessary for the Lenders to exercise their rights and remedies with respect to the Mortgage applicable to Borrower's Thundercloud tract.;

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

               (j) make available to the Administrative Agent a list of all Real Property of the Borrower and its Significant Subsidiaries together with a copy of all lease agreements with respect to their respective leased Real Property and make available to the Administrative Agent the books and records of the Borrower and its Significant Subsidiaries with respect to such Real Property, including without limitation, copies of any property maps, surveys, title commitments, title reports, mining permits and title insurance;

               (k) deliver to the Administrative Agent a list of all Significant Subsidiaries of the Borrower specifying the authorized and outstanding equity interests thereof, the owner of such equity interests, the jurisdiction of formation thereof, and each jurisdiction where such Significant Subsidiary owns assets or operates its business;

               (l) deliver to the Administrative Agent (i) an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy attached thereto of the endorsements required by the provisions of the Collateral Documents, all in form and substance acceptable to the Administrative Agent, including, without limitation, an endorsement specifying the Collateral Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, and (ii) a summary schedule indicating all insurance then in force with respect to each of the Loan Parties; and

               (m) deliver to the Administrative Agent such reports and assessments as the Administrative Agent reasonably requests with respect to the environmental condition of the Loan Parties' and their Significant Subsidiaries' assets and shall cause an Authorized Officer of the applicable Loan Parties to deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a certificate from the Borrower's General Counsel to the effect that to his best knowledge, the Loan Parties have made known to the Administrative Agent all information known to them and their Significant Subsidiaries concerning material Environmental Conditions and Environmental Complaints which could reasonably be expected to result in a Material Adverse Change.

               7.1.13  Further Assurances.

               Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Collateral Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent or the Collateral Agent in their sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral, including, without limitation, obtaining necessary approvals and consents from the U.S. Bureau of Land Management necessary for the Lenders to exercise their rights and remedies with respect to the Mortgage applicable to Borrower's Thundercloud tract.

               7.1.14  Subordination of Intercompany Loans.

               Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Subordination Agreement."

          (k) Clause (ii) of Section 7.2.1 [Indebtedness] is hereby amended to delete "$300,000,000" therein and insert in lieu thereof "$150,000,000".

          (l) Section 7.2.2 [Liens] of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "7.2.2  Liens.

               The Borrower shall not, and shall not permit AWAC or any member of the Arch Coal Group to, (i) at any time create, incur, assume or suffer to exist any Lien on any of its respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Liens in favor of the Collateral Agent for the benefit of the Lenders under the Loan Documents and, in the case of the Borrower and the Arch Coal Group, except Permitted Liens so long as the aggregate amount of all payments by any such Person in respect of all Indebtedness secured by such Permitted Liens does not at any time exceed five percent (5%) of the total assets of the Arch Coal Group (exclusive of Investment in the Arch Western Group), as determined and consolidated in accordance with GAAP; or (ii) at any time, directly or indirectly, enter into any agreement (other than the Apogee Synthetic Lease and the Hobet Dragline Lease), understanding or other arrangement which purports to prohibit or limit in any manner the ability of AWAC or any member of the Arch Coal Group to grant security interests or Liens with respect to any of its respective property or assets that have not theretofore been encumbered or made subject to the grant of a security interest."

          (m) Subclause (ii) of Clause (3) of Section 7.2.3 [Liquidations, Mergers, Consolidations, Acquisitions.] is hereby amended and restated in its entirety as follows:

               "(ii) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.7 [Continuation of or Change in Business], all of the accounts receivable, inventory, owned real property, material patents, trademarks and copyrights and equity interests of the business or Person acquired shall be pledged to the Administrative Agent for the benefit of the Lenders on a first priority perfected basis pursuant to Pledge Agreements, Mortgages, Security Agreements, Patent, Trademark and Copyright Assignments, and such other Collateral

Documents as are necessary to create a Prior Security Interest in such assets, to the extent that a Significant Subsidiary is acquired or formed in connection with or as a result of such acquisition, the Loan Parties shall comply with the provisions of Section 7.2.6 [Subsidiaries, Partnerships and Joint Ventures] and
Section 10.18 [Joinder of Guarantors], and in connection with such acquisition and the granting of such Liens and security interests, the Borrower shall deliver to the Administrative Agent for the benefit of the Lenders such opinions of counsel, certificates and such other Loan Documents as the Administrative Agent may reasonably request;"

          (n) Clause (c) of subsection (iv) of Section 7.2.4 [Dispositions of Assets or Subsidiaries.] is hereby amended and restated in its entirety as follows:

               "(c) the aggregate net book value, as determined in accordance with GAAP, of all assets so sold by the Borrower and its Subsidiaries shall not exceed in any calendar year $40,000,000;"

          (o) Section 7.2.6 [Subsidiaries, Partnership, and Joint Ventures] of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "7.2.6  Subsidiaries, Partnerships and Joint Ventures.

               The Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) the Excluded Subsidiaries, (ii) Subsidiaries which are not Significant Subsidiaries and (iii) any Significant Subsidiary which has joined the Guaranty Agreement as Guarantor, whose accounts receivable, inventory, owned real property, material patents, trademarks and copyrights and equity interests owned in any other Person (other than any member of the Arch Western Group) are pledged to the Collateral Agent for the benefit of the Lenders on a first priority perfected basis pursuant to a Security Agreement, Mortgage(s), Patent, Trademark and Copyright Assignment, and Pledge Agreement, who has executed all other Loan Documents, who has also delivered to the Administrative Agent such opinions of counsel and other documents in connection therewith as the Administrative Agent may reasonably request, and who has caused all of the issued and outstanding capital stock, partnership interests, member interests or other equity interest of such Significant Subsidiary that are owned by the Borrower or another Subsidiary of the Borrower to be pledged on a first priority perfected basis to the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreement, all in form and substance satisfactory to the Administrative Agent. Neither the Borrower nor any Subsidiary of the Borrower shall become or agree to become a general or limited partner in any general or limited partnership or become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that (1) the Loan Parties may make an Investment in a Permitted Joint Venture; provided, however, that the aggregate permitted Investments in all Permitted Joint Ventures shall not at any time exceed, for all Loan Parties and their Subsidiaries, $50,000,000, or (2) the Loan Parties may be general or limited partners in other Loan Parties or be members or managers of, or hold limited liability company interests in, other Loan Parties and except that the Borrower may hold a limited liability company interest in Arch Western and Arch Western may hold limited liability company interests in its Subsidiaries which are members of the Arch Western Group."

          (p) Section 7.2.9 [Off-Balance Sheet Financing] is hereby amended by deleting in the first sentence thereof "7.5%" and inserting in lieu thereof "5%".

          (q) Section 7.2.10 [Maximum Leverage Ratio] of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "7.2.10  Maximum Leverage Ratio.

               The Borrower shall not at any time permit the Leverage Ratio to exceed the ratio set forth below for the periods specified below:

                        Period                          Ratio
                        ------                          -----

          Closing Date through and including
          December 31, 1998                          4.50 to 1.00

          January 1, 1999 through and including
          September 30, 2000                         4.25 to 1.00

          October 1, 2000 through and including
          December 31, 2001                          4.00 to 1.00

          January 1, 2002 and thereafter             3.00 to 1.00"

          (r) Section 7.2.11 [Minimum Fixed Charge Coverage Ratio] is hereby amended and restated in its entirety as follows:

               "7.2.11  Minimum Fixed Charge Coverage Ratio.

               The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth below for the periods specified below:

                        Period                          Ratio
                        ------                          -----
          Closing Date through and including
          December 31, 1998                          2.50 to 1.00

          January 1, 1999 through and including
          September 30, 2000                         2.75 to 1.00

          October 1, 2000 through and including
          December 31, 2000                          3.00 to 1.00

          January 1, 2001 and thereafter             3.25 to 1.00"

          (s) Section 7.2. [Negative Covenants] is hereby amended to add the following new Section 7.2.16 [Prohibited Transactions With Respect to AWAC]:

          "7.2.16  Prohibited Transactions With Respect to AWAC

          The Borrower shall not permit AWAC to: (i) incur any indebtedness or other obligation or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several); and (ii) own any asset other than its member interest in Arch Western."

          (t) Section 10.18 [Joinder of Guarantors] is hereby amended and restated in its entirety to read as follows:

          "10.18  Joinder of Guarantors.

          Any Significant Subsidiary of the Borrower which is required to become a Guarantor pursuant to Section 7.2.6. [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) all of the other Loan Documents required by Section 7.2.6, and (iii) documents in the forms described in Section 6.1 [First Loans and Letters of Credit] modified as appropriate to relate to such Subsidiary."

          (u) Schedule 1.1(A) Part A- Pricing Grid of the Credit Agreement is hereby amended and restated in its entirety as set forth on the schedule titled as Schedule 1.1(A) Part A attached hereto.

          (v) Schedule 1.1(B) of the Credit Agreement [Commitments of Banks and Addresses for Notices] is hereby amended and restated in its entirety as set forth on the schedule titled as Schedule 1.1(B) attached hereto.

          (w) Exhibit 7.3.3 of the Credit Agreement [Quarterly Compliance Certificate] is hereby amended and restated in its entirety as set forth on the exhibit titled as Exhibit 7.3.3 attached hereto.

          (x) The following new schedules and exhibits attached hereto are hereby added as new schedules and exhibits to the Credit Agreement:

               Schedules
               ---------
               5.1.6     Litigation
               5.1.7     Certain Disclosures Regarding Financial Statements
               5.1.18    Certain Disclosures Regarding Environmental Matters
               5.1.23    Patents, Trademarks, Copyrights, Licenses, etc.
               5.1.26    Partnership Agreements; LLC Agreements
               7.1.12 Owned and Leased Real Property of Loan Parties; Certain Equity Interests of Subsidiaries to be Pledged

     3.   Conditions of Effectiveness of Amendments.

          The effectiveness of the Amendments of Credit Agreement set forth in
Section 2 hereof is expressly conditioned upon satisfaction of each of the following conditions precedent:

          (a)  Officer's Certificate.

               The representations and warranties of the Borrower contained in
Section 5 of the Credit Agreement including as amended by the modifications and additional representations and warranties of this Amendment, and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower dated the date hereof and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to each such effect.

          (b)  Secretary's Certificate.

               There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

               (1) all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;

               (2) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

               (3) copies of its organizational documents, including its certificate of incorporation and bylaws as in effect on the date hereof and, in the case of the certificate of incorporation of the Borrower, certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state of its formation and the state of its principal place of business.

          (c)  Opinion of Counsel.

               There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of Jeffry Quinn, the General Counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the date hereof and in form and substance satisfactory to the Administrative Agent and its counsel as to such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          (d)  No Actions or Proceedings.

               No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          (e)  Payment of Fees.

               The Borrower shall pay or cause to be paid to the Administrative Agent for itself and for the account of the Lenders an amendment fee (the "Amendment Fee") payable to those Lenders which approve this Amendment on or before noon (Pittsburgh, Pennsylvania time) on Friday, January 21, 2000, in the amount of the product of 25 basis points multiplied by the amount of such Lender's Commitments and the other fees, costs and expenses payable to the Administrative Agent or for which the Administrative Agent is entitled to be reimbursed, including but not limited to the fees and expenses of the Administrative Agent's legal counsel.

          (f)  Consents.

               All material consents required to effectuate the transactions contemplated by the Amendment and the other Loan Documents and shall have been obtained.

          (g)  Officer's Certificate.

               There shall have been delivered to the Administrative Agent for the benefit of each Lender a certificate dated the date hereof, in form and substance satisfactory to the Administrative Agent and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower certifying the accuracy of all representations and warranties by the Loan Parties under the Loan Documents, the compliance with all covenants under the Loan Documents and the absence of any Event of Default or Potential Default.

          (h)  Legal Details.

               All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.

          4. Consent to Negotiation, Execution and Delivery of the Collateral Documents by the Administrative Agent. By execution of this Amendment, each Agent and each Lender acknowledges that it has reviewed a copy of the Credit Agreement as amended hereby and hereby consents and agrees to: (a) the acceptance by the Administrative Agent on behalf of each Lender of the Collateral from the Loan Parties to secure the Obligations of the Borrower, AWAC and each Significant Subsidiary of the Borrower to the Lenders; (b) the service by the Administrative Agent as Collateral Agent (as defined in the Intercreditor Agreements) on behalf of each Agent and each Lender with respect to the Collateral Documents and the Collateral; and (c) the negotiation, execution and delivery or acceptance, as applicable, of the Collateral Documents by the Administrative Agent on behalf of each Agent and each Lender.

          5. Force and Effect. Except as otherwise expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

          6. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

          7. Effective Date; Certification of the Borrower. This Amendment shall be dated as of and shall be binding, effective and enforceable upon the date of (i) satisfaction of all conditions set forth in Section 3 hereof and
(ii) receipt by the Administrative Agent of duly executed original counterparts of this Amendment from the Borrower and the Required Banks, and from and after such date this Amendment shall be binding upon the Borrower, each Lender and the Agents, and their respective successors and assigns permitted by the Credit Agreement. The Borrower by executing this Amendment, hereby certifies that this Amendment has been duly executed and that as of the date hereof no Event of Default or Potential Default exists under the Credit Agreement or the other Loan Documents.

          8. No Novation. This Amendment amends the Credit Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Loan Parties under the Credit Agreement.

                             [Intentionally Blank]

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment No. 1 to Credit Agreement as of the day and year first above written.

                                    ARCH COAL, INC.

                                    By:   /s/ Patrick A. Kriegshauser
                                       ----------------------------------
                                    Name:   Patrick A. Kriegshauser
                                         --------------------------------
                                    Title:  Senior Vice President
                                          -------------------------------

                                    PNC BANK, NATIONAL ASSOCIATION,
                                    individually and as Administrative Agent

                                    By:   /s/ Richard C. Munsick
                                       ----------------------------------
                                    Title:  Vice President
                                          -------------------------------

                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK, individually
                                    and as Syndication Agent

                                    By:   /s/ Robert Bottamedi
                                       ----------------------------------
                                    Title:  Vice President
                                          -------------------------------

                                    FIRST UNION NATIONAL BANK,
                                    individually and as Documentation Agent

                                    By:   /s/ Frank Meade
                                       ----------------------------------
                                    Title:  Vice President
                                          -------------------------------

                                    BANK OF AMERICA, N.A. (formerly
                                    NationsBank, N.A.)

                                    By:   /s/ Paul L. Colon
                                       ----------------------------------
                                    Title:  Vice President
                                          -------------------------------

                                    BANK OF MONTREAL

                                    By:   /s/ Ian M. Plester
                                       ----------------------------------
                                    Title:  Director
                                          -------------------------------

                                    THE BANK OF NEW YORK

                                    By:   /s/ Raymond J. Palmer
                                       -----------------------------------------
                                    Title:  Vice President
                                          --------------------------------------

                                    THE BANK OF NOVA SCOTIA

                                    By:   /s/ F. C. H. Ashby
                                       -----------------------------------------
                                    Title:  Senior Manager Loan Operations
                                          --------------------------------------

                                    BARCLAYS BANK PLC

                                    By:   /s/ Nicholas A. Bell
                                       -----------------------------------------
                                    Title: Director, Loan Transaction Management
                                           -------------------------------------

                                    THE CHASE MANHATTAN BANK

                                    By:   /s/ Peter S. Predun
                                       -----------------------------------------
                                    Title:  Vice President
                                          --------------------------------------

                                    THE BANK OF TOKYO-MITSUBISHI,
                                    LTD., CHICAGO BRANCH

                                    By:  /s/ Hisashi Miyashiro
                                       -----------------------------------------
                                    Title:  Deputy General Manager
                                          --------------------------------------

                                    CREDIT LYONNAIS NEW YORK
                                    BRANCH

                                    By:  /s/  Illegible Signature
                                       -----------------------------------------
                                    Title:  Vice President
                                          --------------------------------------

                                    NATIONAL BANK OF KUWAIT, SAK

                                    By:  /s/ Robert J. McNeill
                                       -----------------------------------------
                                    Title:  Executive Manager
                                          --------------------------------------

                                    By:  /s/ Muhannad Kamal
                                       -----------------------------------------
                                    Title:  General Manager
                                          --------------------------------------

                                    BANQUE NATIONALE DE PARIS

                                    By:  /s/ Arnaud Collin du Bocage
                                       ----------------------------------------
                                    Title:  Executive Vice President and
                                          -------------------------------------
                                            General Manager
                                          -------------------------------------

                                    BANK ONE, NA (formerly known as The
                                    First National Bank of Chicago)

                                    By:  /s/  Mary Lu D. Cramer
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    THE DAI-ICHI KANGYO BANK, LTD.

                                    By:  /s/ Nobuyasu Fukatsu
                                       ----------------------------------------
                                    Title:  General Manager
                                          -------------------------------------

                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED

                                    By:  /s/ Walter Wolff
                                       ----------------------------------------
                                    Title:  Joint General Manager
                                          -------------------------------------

                                    MERCANTILE BANK NATIONAL
                                    ASSOCIATION

                                    By:  /s/ Gregory Dryden
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    ABN AMRO BANK, N.V.

                                    By:  /s/ Philip J. Leigh
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    By:  /s/ Kevin S. McFaddin
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    DRESDNER BANK A.G. NEW YORK
                                    AND GRAND CAYMAN BRANCHES

                                    By:  /s/ P. Douglas Sherrod
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    By:  /s/ Michael E. Higgins
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    BANK HAPOALIM B.M.

                                    By:  /s/ Illegible Signature
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    By:  /s/ Illegible Signature
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    CIBC, INC.

                                    By:  /s/ Howard Palmer
                                       ----------------------------------------
                                    Title:  Executive Director
                                          -------------------------------------

                                    FLEET NATIONAL BANK

                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                                    KEYBANK NATIONAL BANK

                                    By:  /s/ Frank Jancar
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION

                                    By:  /s/ William S. Richardson
                                       ----------------------------------------
                                    Title:  Duly Authorized Signatory
                                          -------------------------------------

                                    GULF INTERNATIONAL BANK

                                    By:  /s/ Abdel-Fattah Tahoun
                                       ----------------------------------------
                                    Title:  Senior Vice President
                                          -------------------------------------

                                    By:  /s/ William B. Shepard
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    BANK POLSKA KASA OPIEKI S.A.,
                                    NEW YORK BRANCH (formerly Bank
                                    Polska Kasa Opieki S.A. Pekao S.A. Group,
                                    New York Branch)

                                    By:  /s/ Illegible Signature
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    ARAB BANK PLC

                                    By:  /s/ Illegible Signature
                                       ----------------------------------------
                                    Title:  Executive Vice President &
                                          -------------------------------------
                                            Regional Manager
                                          -------------------------------------

                                    CREDIT INDUSTRIEL ET
                                    COMMERCIAL (formerly Compagnie
                                    Financiere de Cic et de L'Union
                                    Europeenne)

                                    By:  /s/ Brian O'Leary
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    By:  /s/ Anthony Rock
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                    BANK LEUMI USA

                                    By:  /s/ Joung Hee Hong
                                       ----------------------------------------
                                    Title:  Vice President
                                          -------------------------------------

                                SCHEDULE 1.1(A)
                                   PART (A)

                                 PRICING GRID

            Applicable           Facility        Revolving Credit       Letter of           Term Loan
Level     Leverage Ratio           Fee           Euro-Rate Spread       Credit Fee       Euro-Rate Spread
---------------------------------------------------------------------------------------------------------
           Less than or
I        equal to 2.0 to           .20%                .675%              .675%                .875%
               1.0
---------------------------------------------------------------------------------------------------------
           Greater than
            2.0 to 1.0             .225%                .75%              .750%                .975%
II       but less than or
              equal
          to 2.5 to 1.0
---------------------------------------------------------------------------------------------------------
           Greater than
            2.5 to 1.0             .25%                .775%              .775%               1.025%
III      but less than or
              equal
          to 3.0 to 1.0
---------------------------------------------------------------------------------------------------------
           Greater than
            3.0 to 1.0             .275%               .975%              .975%               1.250%
IV       but less than or
              equal
          to 3.5 to 1.0
---------------------------------------------------------------------------------------------------------
           Greater than
            3.5 to 1.0             .30%                1.20%              1.20%               1.500%
V        but less than or
              equal
          to 4.0 to 1.0
---------------------------------------------------------------------------------------------------------
           Greater than
VI          4.0 to 1.0             .40%                1.35%              1.35%               1.750%
---------------------------------------------------------------------------------------------------------

     (a) Applicable Leverage Ratio means, at any date, the Leverage Ratio as at the last day of the fiscal quarter of the Borrower most recently ended prior to such date, for which the Borrower has delivered financial statements pursuant to
Section 7.3.1 or 7.3.2, as the case may be, together with the duly executed compliance certificate required by Section 7.3.3; provided that if the Borrower shall fail to timely deliver the financial statements required to be delivered by it pursuant to Section 7.3.1 or 7.3.2, as the case may be, together with the duly executed compliance certificate required by Section 7.3.3, the Applicable Leverage Ratio for each date from and including the date on which such statements are required to be delivered until the date on which such statements are delivered shall be deemed to be greater than 4.0:1.

     (b) It is expressly agreed that through and including the Initial Delivery Date, the Applicable Margin, Applicable Facility Fee Rate and Applicable Letter of Credit Fee Rate shall be such rates as determined in accordance with paragraph (a) above but shall be no less than the respective amounts set forth under Level IV of Part (A) of Schedule 1.1(A). It is expressly agreed that after the Initial Delivery Date until such time as the Borrower's senior unsecured long-term debt, on a consolidated basis, has been rated Investment Grade, the Applicable Margin, Applicable Facility Fee Rate and Applicable Letter of Credit Fee Rate shall be determined based upon Part (A) of Schedule 1.1(A), and for any period thereafter when a Debt Rating is in effect, the Applicable Margin, Applicable Facility Fee Rate and Applicable Letter of Credit Fee Rate shall be the respective amounts determined under Part (B) of Schedule 1.1(A). If, at any time during any period when Applicable Margin, Applicable Facility Fee Rate and Applicable Letter of Credit Fee Rate are determined based upon this Part (A) of
Schedule 1.1(A), the Borrower's "senior corporate credit rating" is rated either BB- or lower by Standard & Poor's or the Borrower's "senior implied issuer rating" is rated Ba3 or lower by Moody's, the Applicable Margin and the Applicable Letter of Credit Rate set forth above will be increased by .50%.

                                SCHEDULE 1.1(B)

                COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                        ARCH COAL, INC. CREDIT FACILITY

Part 1 - Commitments of Banks and Addresses for Notices to Banks
----------------------------------------------------------------

                                                  Amount of
                                               Commitment for     Revolving        Amount of
                                                  Revolving         Credit      Commitment for     Term Loan
                    Bank                        Credit Loans    Ratable Share     Term Loans     Ratable Share
                    ----                       -------------  ----------------  ---------------  --------------
Name:       PNC Bank, National Association     79,398,305.03      13.233051%    14,677,118.56      10.871940%
Address:    One PNC Plaza
            3rd Floor
            249 Fifth Avenue
            Pittsburgh, PA  15222
Attention:  Richard Munsick, Vice President
Telephone:  (412) 762-4299
Telecopy:   (412) 762-2571

Name:       Morgan Guaranty Trust              33,290,743.15       5.548457%    12,948,750.54       9.591667%
            Company of New York
Address:    60 Wall Street
            5th Floor
            New York, NY  10260
Attention:  Rob Bottamedi, Vice President
Telephone:  (212) 648-1349
Telecopy:   (212) 648-5018

Name:       First Union National Bank          47,457,627.12       7.909605%    10,677,966.09       7.909605%
Address:    213 South Jefferson St.
            15th Floor
            Mail Code VA7406
            Roanoke, VA  24011
Attention:  Frank Meade
Telephone:  (540) 563-7501
Telecopy:   (540) 563-6320

                                                  Amount of
                                               Commitment for     Revolving        Amount of
                                                  Revolving     Credit Ratable  Commitment for     Term Loan
                    Bank                        Credit Loans        Share         Term Loans     Ratable Share
                    ----                       ---------------  --------------  ---------------  --------------
Name:       Bank of America, N.A.              50,847,457.63       8.474576%    11,440,677.96       8.474576%
            (formerly NationsBank, N.A.)
Address:    333 Clay Street
            45th floor
            Houston, TX  77002
Attention:  Daryl G. Patterson, Managing
            Director
Telephone:  (713) 651-4950
Telecopy:   (713) 651-4808

Name:       Bank of Montreal                   30,508,474.58       5.084746%     6,864,406.79       5.084746%
Address:    430 Park Avenue
            14th Floor
            New York, NY 10022
Attention:  Ian Plester, Director
Telephone:  (212) 605-1417
Telecopy:   (212) 605-1451

Name:       The Bank of New York               30,508,474.58       5.084746%     6,864,406.79       5.084746%
Address:    The Energy Industries Division
            One Wall Street
            19th Floor
            New York, NY 10286
Attention:  Kevin C. Walker
Telephone:  (212) 635-7609
Telecopy:   (212) 635-7923

Name:       The Bank of Nova Scotia            30,508,474.58       5.084746%     6,864,406.79       5.084746%
Address:    181 West Madison Street
            Suite 3700
            Chicago, IL 60602
Attention:  Michael Manick
Telephone:  (312) 201-4061
Telecopy:   (312) 201-4108

                                                  Amount of
                                               Commitment for     Revolving        Amount of
                                                  Revolving         Credit      Commitment for     Term Loan
                    Bank                        Credit Loans    Ratable Share     Term Loans     Ratable Share
                    ----                       --------------  ---------------  ---------------  --------------
Name:       The Bank of Tokyo-Mitsubishi,      14,039,548.03       2.339925%     2,033,898.30       1.506591%
            Ltd., Chicago Branch
Address:    227 West Monroe Street
            Suite 2300
            Chicago, IL 60606
Attention:  William Murray
Telephone:  (312) 696-4653
Telecopy:   (312) 696-4535

Name:       Barclays Bank PLC                  30,508,474.58       5.084746%     6,864,406.79       5.084746%
Address:    222 Broadway
            New York, NY  10038
Attention:  Nicholas A. Bell
Telephone:  (212) 412-4029
Telecopy:   (212) 412-7589

Name:       The Chase Manhattan Bank           30,508,474.58       5.084746%     6,864,406.79       5.084746%
Address:    270 Park Avenue
            23rd Floor
            New York, NY  10017
Attention:  Peter Predun
Telephone:  (212) 270-7005
Telecopy:   (212) 270-4724

Name:       ABN AMRO Bank, N.V.                20,338,983.05       3.389831%     4,576,271.19       3.389831%
Address:    135 South LaSalle Street
            Suite 710
            Chicago, IL  60603
Attention:  David Wright
Telephone:  (312) 904-5212
Telecopy:   (312) 904-9387

                                                  Amount of
                                               Commitment for      Revolving       Amount of
                                                  Revolving          Credit     Commitment for     Term Loan
                    Bank                        Credit Loans     Ratable Share    Term Loans     Ratable Share
                    ----                       --------------   --------------  --------------   -------------
Name:       Credit Lyonnais New York Branch    20,338,983.05       3.389831%     4,576,271.19       3.389831%
Address:    227 West Monroe Street
            38th Floor
            Chicago, IL 60606
Attention:  Joe Philbin
Telephone:  (312) 220-7314
Telecopy:   (312) 641-0527

Name:       Dresdner Bank A.G. New York        20,338,983.05       3.389831%     4,576,271.19       3.389831%
            and Grand Cayman Branches
Address:    75 Wall Street
            New York, NY 10005
Attention:  Andrew Cullinan
Telephone:  (212) 429-2226
Telecopy:   (212) 429-2192

Name:       Bank One, NA (formerly known       30,508,474.58       5.084746%     6,864,406.79       5.084746%
            as The First National Bank of
            Chicago)
Address:    1 Bank One Plaza
            Mail Code IL1-0363
            Chicago, IL 60670
Attention:  Mary Lu Cramer
Telephone:  (312) 732-7579
Telecopy:   (312) 732-3055

Name:       Bank Hapoalim B.M.                 10,169,491.53       1.694915%     2,288,135.60       1.694915%
Address:    1177 Avenue of the Americas
            New York, NY  10036-2790
Attention:  Laura Raffa
Telephone:  (212) 782-2177
Telecopy:   (212) 782-2187

                                                 Amount of
                                              Commitment for     Revolving         Amount of
                                                 Revolving     Credit Ratable   Commitment for      Term Loan
                    Bank                       Credit Loans         Share         Term Loans      Ratable Share
                    ----                      --------------   --------------   ---------------   --------------
Name:       The Industrial Bank of Japan,     10,169,491.53       1.694915%      2,288,135.60        1.694915%
            Limited
Address:    1251 Avenue of the Americas
            New York, NY  10020
Attention:  Ed Jones
Telephone:  (212) 282-3421
Telecopy:   (212) 282-4480

Name:       Mercantile Bank National          10,169,491.53       1.694915%      2,288,135.60        1.694915%
            Association
Address:    #1 Mercantile Center
            St. Louis, MO 63101
Attention:  Gregory Dryden
Telephone:  (314) 418-3983
Telecopy:   (314) 418-2203

Name:       The Dai-Ichi Kangyo Bank, Ltd.    10,000,000.00       1.666667%      2,250,000.00        1.666667%
Address:    10 S. Wacker
            26th Floor
            Chicago, IL  60606
Attention:  Brian W. Riley, Vice
            President
Telephone:  (312) 715-6364
Telecopy:   (312) 876-2011

Name:       CIBC, Inc.                        10,169,491.53       1.694915%      2,288,135.60        1.694915%
Address:    425 Lexington Avenue
            New York, NY  10017
Attention:  Howard Palmer
Telephone:  (212) 856-3504
Telecopy:   (212) 856-3761

                                                  Amount of
                                               Commitment for     Revolving        Amount of
                                                  Revolving         Credit      Commitment for     Term Loan
                    Bank                        Credit Loans    Ratable Share     Term Loans     Ratable Share
                    ----                       --------------   -------------   --------------   --------------
Name:       Fleet National Bank                 8,333,333.33       1.388889%     1,875,000.00       1.388889%
Address:    100 Federal Street
            Mail Stop 01-08-04
            Boston, MA  02110
Attention:  Christopher Holmgren, Director
Telephone:  (617) 434-4067
Telecopy:   (617) 434-3652

Name:       Bank Polska Kasa Opieki S.A.,       3,333,333.33       0.555556%       750,000.00       0.555556%
            New York Branch (formerly
            Bank Polska Kasa Opieki S.A.
            Pekao S.A. Group, New York
            Branch)
Address:    470 Park Avenue South
            15th Floor
            New York, NY  10016
Attention:  Hussein B. El-Tawil
Telephone:  (212) 251-1245
Telecopy:   (212) 679-5910

Name:       Banque Nationale de Paris           8,135,593.22       1.355932%     1,830,508.47       1.355932%
Address:    209 South LaSalle Street
            Suite 500
            Chicago, IL  60604
Attention:  Jo Ellen Bender
Telephone:  (312) 977-2225
Telecopy:   (312) 977-1380

Name:       Arab Bank Plc                       5,000,000.00       0.833333%     2,250,000.00       1.666667%
Address:    520 Madison Avenue
            2nd Floor
            New York, NY  10022
Attention:  William Marquardt
Telephone:  (212) 715-9715
Telecopy:   (212) 593-4632

                                                  Amount of
                                               Commitment for     Revolving        Amount of
                                                  Revolving         Credit      Commitment for     Term Loan
                    Bank                        Credit Loans    Ratable Share     Term Loans     Ratable Share
                    ----                       --------------  ---------------  ---------------  --------------
Name:       Bank Leumi USA                      3,389,830.51       0.564972%       762,711.87       0.564972%
Address:    579 Fifth Avenue
            2nd Floor
            New York, NY  10017
Attention:  Benjamin Huang
Telephone:  (212) 407-4305
Telecopy:   (212) 407-4317

Name:       Credit Industriel et Commercial     7,692,307.70       1.282051%     1,730,769.23       1.282051%
            (formerly Compagnie Financiere
            de Cic et de L'Union Europeene)
Address:    520 Madison Avenue
            37th Floor
            New York, NY  10022
Attention:  Brian O'Leary
Telephone:  (212) 715-4422
Telecopy:   (212) 715-4535

Name:       National Bank of Kuwait, SAK         2,500,00.00       0.416667%     3,750,000.00       2.777778%
Address:    299 Park Avenue
            New York, NY  10171
Attention:  Jeff Ganter
Telephone:  (212) 303-9868
Telecopy:   (212) 319-8269

Name:       Gulf International Bank             6,666,666.67       1.111111%     1,666,666.67       1.234568%
Address:    380 Madison Avenue
            New York, NY  10017
Attention:  Mireille Khalidi
Telephone:  (212) 922-2327
Telecopy:   (212) 922-2339

                                                  Amount of
                                               Commitment for     Revolving        Amount of
                                                  Revolving         Credit      Commitment for     Term Loan
                    Bank                        Credit Loans    Ratable Share     Term Loans     Ratable Share
                    ----                       --------------  ---------------  ---------------  --------------
Name:       KeyBank National Bank              25,000,000.00       4.166667%              -0-               -0-
Address:    127 Public Square
            OH-01-27-0606
            Cleveland, OH  44114
Attention:  Frank Jancar
Telephone:  (216) 689-4442
Telecopy:   (216) 689-4981

Name:       General Electric Capital           10,169,491.53       1.694915%     2,288,135.60       1.694915%
            Corporation
Address:    60 Long Ridge Road
            Stamford, CT  06927
Attention:  William Richardson
Telephone:  (203) 316-7589
Telecopy:   (203) 316-7978

            TOTAL                             $  600,000,000            100%   $  135,000,000            100%
            =====                             ==============            ====   ==============            ====

Part 2 - Addresses for Notices to Administrative Agent and to Borrower:
----------------------------------------------------------------------


ADMINISTRATIVE AGENT

Name:       PNC Bank, National Association
Address:    One PNC Plaza
            3rd Floor
            249 Fifth Avenue
            Pittsburgh, PA  15222
Attention:  Richard Munsick, Vice President
Telephone:  (412) 762-4299
Telecopy:   (412) 762-2571


BORROWER:

Name:       Arch Coal, Inc.
Address:    CityPlace One
            CityPlace Drive
            St. Louis, MO  63141
Attention:  James Florczak
Telephone:  (314) 994-2785
Telecopy:   (314) 994-2739

                                SCHEDULE 5.1.6
                                  LITIGATION


Without regard to whether a Material Adverse Change has occurred, Borrower hereby discloses the information in its Form 10-K for the period ending December 31, 1998 and Form 10-Q's for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999 with respect to its Dal-Tex property.

                                SCHEDULE 5.1.7
                         CERTAIN DISCLOSURES REGARDING
                             FINANCIAL STATEMENTS


Without regard to whether a Material Adverse Change has occurred, Borrower hereby discloses (i) the information in its Form 10-K for the period ending December 31, 1998 and Form 10-Q's for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999 with respect to its Dal-Tex property and (ii) the one-time charges to Borrower's financial statements for the period ending December 31, 1999 due to the restructuring of its administrative work force and to the write-down of assets at its Dal-Tex and Hobet 21 operations and certain coal reserves in central Appalachia.

                                SCHEDULE 5.1.18
                         CERTAIN DISCLOSURES REGARDING
                             ENVIRONMENTAL MATTERS


Without regard to whether a Material Adverse Change has occurred, Borrower hereby discloses the information in its Form 10-K for the period ending December 31, 1998 and Form 10-Q's for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999 with respect to its Dal-Tex property.

                                SCHEDULE 5.1.23
                             PATENTS, TRADEMARKS,
                          COPYRIGHTS, LICENSES, ETC.




                                     None

                                SCHEDULE 5.1.26
                    PARTNERSHIP AGREEMENTS; LLC AGREEMENTS


Limited Liability Company Agreement of Arch Western Resources, LLC, a Delaware Limited Liability Company, dated as of June 1, 1998

Limited Liability Company Agreement of Arch of Wyoming, LLC, a Delaware Limited Liability Company, dated as of April 15, 1998

Limited Liability Company Agreement of Arch Uinta, LLC, a Delaware Limited Liability Company, dated as of April 29, 1998

Limited Liability Company Agreement of AU Sub, LLC, a Delaware Limited Liability Company, dated as of April 8, 1998

Third Amended and Restated Limited Liability Company Agreement of Canyon Fuel Company, LLC, a Delaware Limited Liability Company, dated as of June 1, 1998

Limited Liability Company Agreement of Mountain Coal Company, L.L.C., a Delaware Limited Liability Company, dated as of March 6, 1998

Limited Liability Company Agreement of State Leases LLC, a Delaware Limited Liability Company, dated as of April 8, 1998

Limited Liability Company Agreement of Thunder Basin Coal Company, L.L.C., a Delaware Limited Liability Company, dated as of July 10, 1997, as amended

                                SCHEDULE 7.1.12
                        OWNED AND LEASED REAL PROPERTY;
            CERTAIN EQUITY INTERESTS OF SUBSIDIARIES TO BE PLEDGED


Owned Real Property. Borrower's fee interest in the coal reserves with respect to the following properties:
        RP-9729 at Hobet Mine/Allegheny Land (West Ridge/Conley Branch)
        RP-9238 at Hobet Mine (Borrower has an undivided partial interest in the coal reserves with respect to this property.)
        RP-9117 (Borrower has an undivided partial interest in the coal reserves with respect to this property.)
        RP-9123
        RP-9124
        RP-9154 (Borrower has an undivided partial interest in the coal reserves with respect to this property.)
        H21-004213-3
        RP-9729

Leasehold Property:  Thundercloud Tract

Subsidiaries:

          Ark Land Company
          Arch Western Acquisition Corp.
          Mountaineer Land Company
          Mountain Mining, Inc.
          Julian Tipple, Inc.
          Hobet Mining, Inc.
          Mountain Gem Land, Inc.
          Allegheny Land Company
          Catenary Coal Holdings, Inc.
          Mingo Logan Coal Company
          Arch Coal Sales Company, Inc.

                                 EXHIBIT 7.3.3

                                    form of
                       QUARTERLY COMPLIANCE CERTIFICATE

                          ____________________,_____

PNC Bank, National Association, as Administrative Agent
249 Fifth Avenue
Pittsburgh, PA  15222-2707

Ladies and Gentlemen:

     I refer to the Credit Agreement dated as of _______________, 1998 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement") between Arch Coal, Inc. (the "Borrower"), the Lenders party thereto, Morgan Guaranty Trust Company of New York as syndication agent, First Union National Bank as documentation agent and PNC Bank, National Association, as administrative agent (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

     I, ______________________, [Chief Executive Officer/President/Chief Financial Officer] of the Borrower, do hereby certify in my capacity as [Chief Executive Officer/President/Chief Financial Officer] as of the [quarter/year ended ______________, ____] (the "Report Date"), as follows (each calculation determined in accordance with GAAP):

(1) Off Balance-Sheet Financing/1/. The aggregate amount of off-balance sheet transactions (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet) for the Borrower and its Subsidiaries, providing the functional equivalent of borrowed money (including asset securitizations [other than accounts receivable or inventory securitizations], sale/leasebacks or Synthetic Leases) is $____________, which amount does not exceed the amount shown in item (iv) below, each determined as of the Report Date.



          (i)      total consolidated assets of Borrower and its Subsidiaries    $__________

          (ii)     sum of the total assets of each Special Subsidiary,
                   each multiplied by the Appropriate Percentage /2/             $__________

          (iii)    sum of (i) and (ii), without duplication                      $__________

          (iv)     5% of item (iii)                                              $__________

-----------------
/1/ See Section 7.2.9 of the Credit Agreement.
/2/ For each Special Subsidiary, attach a detailed schedule showing the applicable Appropriate Percentage and calculation of "total assets" for each.

PNC Bank, National Association                                    Report for the
Page 2                                              Fiscal Quarter Ending_______


(2) Maximum Leverage Ratio/3/. The ratio of (A) Debt to (B) EBITDDA is ________ to 1.00, determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended, which ratio does not exceed the permitted ratio for the period as set forth in Section 7.2.10 of the Credit Agreement, Debt and EBITDDA being determined as in (A) and (B) below.

     (A)  Debt of the Borrower and its Subsidiaries/4/, computed as follows:

          (i) all indebtedness for borrowed money (including without limitation all subordinated indebtedness but excluding obligations under any interest rate swap, cap, collar or floor agreement or other interest rate management device)

                $_____________________________________________________________

          (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility

                $_____________________________________________________________

          (iii) all indebtedness in respect of any other transaction (including production payments [excluding royalties], installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sale agreements) having the commercial effect of a borrowing of money entered into by the Borrower or any of its Subsidiaries to finance its operations or capital requirements

                $_____________________________________________________________

          (iv) reimbursement obligations (contingent or otherwise) under any letter of credit EXCLUDING (a) contingent reimbursement obligations aggregating at any time up to $10,000,000 and (b) contingent reimbursement obligations in respect of the Letter of Credit issued to support the Port Bond

                $_____________________________________________________________

          (v) all indebtedness (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent or joint or several) in respect of all Guarantees by the Borrower

--------------
/3/ See Section 7.2.10 and the definition of "Leverage Ratio" in Section 1.1 of the Credit Agreement.
/4/ See definition of "Debt" in Section 1.1 of the Credit Agreement and attach a schedule for each Special Subsidiary showing the applicable Appropriate Percentage and calculation of Debt for each.

PNC Bank, National Association                                    Report for the
Page 3                                              Fiscal Quarter Ending_______


                and its Subsidiaries of Debt of other Persons EXCLUDING indebtedness in respect of the Guaranty by the Borrower of the Port Bond

                $_____________________________________________________________

          (vi) adjustment for the difference between actual funded indebtedness and the fair market value of funded indebtedness recorded as required by Accounting Principles Board Opinion No. 16 as in effect on the Closing Date

                $_____________________________________________________________

          (vii) sum of items (i) through (v) as adjusted by item (vi) equals
                Debt                                               $__________

     (B) EBITDDA of Borrower and its Subsidiaries/5/ for the four fiscal quarters ending as of the Report Date, computed as follows:




          (i) income from operations before the effect of changes in accounting principles, nonrecurring charges, and extraordinary items

                $_____________________________________________________________

          (ii)  net interest expense                               $__________

          (iii) income taxes                                       $__________

          (iv)  depreciation                                       $__________

          (v)   depletion                                          $__________

          (vi)  amortization                                       $__________

          (vii) sum of items (i) through (vi) equals EBITDDA       $__________

--------------
/5/ See definition of "EBITDDA" in Section 1.1 of the Credit Agreement for assumptions regarding (1) calculation of EBITDDA of the Special Subsidiaries and
(2) calculation of EBITDDA for the fiscal quarters ending March 31, 1998, June 30, 1998, and September 30, 1998, attaching a detailed schedule showing the calculation of EBITDDA for Arch Western Resources, LLC and its Subsidiaries for each of those three fiscal quarters. To each Compliance Certificate submitted, attach a schedule showing the applicable Appropriate Percentage and calculation of EBITDDA for each Special Subsidiary.

PNC Bank, National Association                                    Report for the
Page 4                                              Fiscal Quarter Ending_______


(3)  Minimum Fixed Charge Coverage Ratio/6/. The ratio of (A) fixed charges to
     (B) consolidated net interest expense of the Borrower and its Subsidiaries, in each case determined on a consolidated basis as of the last day of each fiscal quarter for the four fiscal quarters of the Borrower then ended, is _____ to 1.00, which is not less than the minimum required ratio for the period, as set forth in Section 7.2.11 of the Credit Agreement, fixed charges and interest expense being calculated as in (A) and (B) below.

     (A)  Fixed charges are computed as follows:

          (i)   operating lease expense of the Borrower and its
                Subsidiaries/7/                                      $________

          (ii)  EBITDDA of Borrower and its Subsidiaries (from item
                (2)(B)(vii) above)                                   $________

          (iii) item (i) plus (ii) without duplication equals fixed
                charges                                              $________

     (B) Interest expense of the Borrower and its Subsidiaries for the four fiscal quarters ending as of the Report Date is computed as follows:

          (i)   operating lease expense (from item (3)(A)(i) above)  $________

          (ii)  interest expense of Borrower and its Subsidiaries/8/ $________

          (iii) Permitted Loan Origination Expense

                $_____________________________________________________

          (iv) sum of items (i) and (ii) less item (iii) equals interest expense

                $_____________________________________________________

-------------
/6/ See Section 7.2.11 of the Credit Agreement.
/7/ See definition of "Fixed Charge Coverage Ratio" in Section 1.1 of the Credit Agreement for assumptions regarding (1) calculation of "operating lease expense" of the Special Subsidiaries and (2) calculation of operating lease expense for the fiscal quarters ending June 30, 1998, September 30, 1998, and December 31, 1998, attaching a detailed schedule hereto showing the calculation of operating lease expense for Arch Western Resources, LLC and its Subsidiaries for each of those three fiscal quarters. To each Compliance Certificate submitted, attach a schedule showing the applicable Appropriate Percentage and calculation of operating lease expense for each Special Subsidiary.
/8/ See definition of "Fixed Charge Coverage Ratio" in Section 1.1 of the Credit Agreement for assumptions regarding (1) calculation of "interest expense" of the Special Subsidiaries and (2) calculation of interest expense for the fiscal quarters ending June 30, 1998, September 30, 1998, and December 31, 1998, attaching a detailed schedule hereto showing the calculation of interest expense for Arch Western Resources, LLC and its Subsidiaries for each of those three fiscal quarters. To each Compliance Certificate submitted, attach a schedule showing the applicable Appropriate Percentage and calculation of interest expense for each Special Subsidiary.

PNC Bank, National Association                                    Report for the
Page 5                                              Fiscal Quarter Ending_______


(4) Minimum Net Worth/9/. The Borrower's Consolidated Tangible Net Worth as of the Report Date is $___________, which is not less than the Borrower's Base Net Worth of $_______________, as calculated in (A) and (B) below.

     (A) Consolidated Tangible Net Worth of the Borrower and its Subsidiaries as of the Report Date, computed as follows:

          (i)   total stockholders' equity

                $_____________________________________________________________

          (ii)  intangible assets of the Borrower and its Subsidiaries

                $_____________________________________________________________

          (iii) the amount of the Investment by the Borrower and its Subsidiaries in Permitted Joint Ventures in excess of $30,000,000, adjusted to exclude the after-tax effect of any changes in accounting principles subsequent March 31, 1998

                $_____________________________________________________________

          (iv) item (i) less items (ii) and (iii) equals Consolidated Tangible Net Worth

                $_____________________________________________________________

     (B)  Base Net Worth, computed as follows:

          (i)   [fixed amount]

                $_____________________________________________________________

          (ii) 50% of consolidated net income of the Borrower and its Subsidiaries (before the after-tax effects of changes in accounting principles) for each fiscal quarter in which net income was earned (but not to be less than $0 if the Borrower and its Subsidiaries experienced a consolidated net loss during any fiscal quarter)

                $_____________________________________________________________

-------------------
/9/ See Section 7.2.12 of the Credit Agreement.

PNC Bank, National Association                                    Report for the
Page 6                                              Fiscal Quarter Ending_______


          (iii) 80% of net increase in Consolidated Tangible Net Worth resulting from the issuance of equity securities by the Borrower for the period from January 1, 2000, through the Report Date

                $_____________________________________________________________

          (iv)  sum of items (i) through (iii) equals Base Net Worth

                $_____________________________________________________________

(5) Liens/10/. The consolidated aggregate amount of all payments in respect to all Indebtedness of the Arch Coal Group secured by Permitted Liens as of the Report Date is $__________, which amount is not greater than item (iv) below, each determined as of the Report Date.

          (i)   total assets of Arch Coal Group                       $________

          (ii)  Investment of Arch Coal Group in Arch Western Group   $________

          (iii) item (i) less item (ii)                               $________

          (iv)  5% of item (iii)                                      $________

(6) Investments in Permitted Joint Ventures. As of the date hereof, the aggregate of all permitted Investments in Permitted Joint Ventures of the Borrower and its Subsidiaries (each such Investment being listed on the attached schedule, showing the name and nature of the Joint Venture, amount of the Investment, the Person making such Investment, and the other Person(s) party to the Joint Venture), totals $______________, which amount does not exceed, for the Borrower and all Significant Subsidiaries, the amount set forth in Section 7.2.6 of the Credit Agreement.

(7) Permitted Investments in Arch Western. The Borrower's Permitted Investment in Arch Western totals as of the Report Date totals $____________________, which amount does not exceed the limit on such Investments set forth in
     Section 7.2.14(v) of the Credit Agreement.

(8) As of the date hereof, the Borrower has performed and complied with all covenants and conditions of the Credit Agreement; all of the representations and warranties contained in Section 5 of the Credit Agreement and in the other Loan Documents are true on and as of the date hereof with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely

-----------------
/10/ See Section 7.2.2 of the Credit Agreement.

PNC Bank, National Association                                    Report for the
Page 7                                              Fiscal Quarter Ending_______


     to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default exists and is continuing.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, _____.

                                   ARCH COAL, INC.

                                   By:
                                      ---------------------------------------
                                       Name:
                                       Title: [Chief Executive Officer/
                                              President/Chief Financial Officer]